UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2011

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 30, 2011, CoStar Group, Inc. (the “Company”) and LoopNet, Inc. (“LoopNet”) each received a request for additional information from the U.S. Federal Trade Commission (“FTC”) with respect to the previously announced proposed merger of Lonestar Acquisition Sub, Inc., a wholly-owned subsidiary of the Company, and LoopNet (the “Merger”).  The request for information from the FTC, commonly referred to as a “second request,” is part of the regulatory process under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”).  The second request extends the waiting period imposed by the HSR Act until 30 days after the parties have substantially complied with the second request unless that period is extended voluntarily by the parties or termintated sooner by the FTC.  The Company intends to respond expeditiously to this request and to continue to work cooperatively with the FTC in connection with this review.  The Company continues to expect the transaction to close by the end of 2011.  Completion of the transaction remains subject to the expiration or termination of the waiting period under the HSR Act and other customary closing conditions, including the approval of Loopnet's stockholders.

Cautionary Statements Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing of the Merger, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and LoopNet and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that expected cost savings or other synergies from the Merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of CoStar and LoopNet may not be combined successfully or in a timely and cost-efficient manner; the possibility that the Merger does not close, including, but not limited to, due to the failure to obtain approval of LoopNet’s stockholders, or the failure to obtain governmental approvals; the risk that business disruption relating to the Merger may be greater than expected; and failure to obtain any required financing on favorable terms. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2010 and LoopNet’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, each filed with the SEC, including in the “Risk Factors” section of each of these filings, and each company’s other filings with the SEC available at the SEC’s website (www.sec.gov). Neither CoStar nor LoopNet undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the Merger, CoStar filed with the SEC a registration statement on Form S-4 on May 13, 2011, which was amended on June 3, 2011 and declared effective on June 6, 2011.  The Form S-4 includes a proxy statement of LoopNet that also constitutes a prospectus of CoStar.  The proxy statement/prospectus was mailed to LoopNet stockholders on or about June 7, 2011. Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents carefully in their entirety because they contain important information about the Merger. You may obtain copies of all documents filed with the SEC regarding this transaction, including the proxy statement/prospectus, free of charge at the SEC’s website, www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, from CoStar’s website, www.costar.com/Investors.aspx under the tab “SEC Filings” or from LoopNet’s website, investor.loopnet.com, under the tab “Investor Relations.”

CoStar, LoopNet and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of LoopNet in respect of the Merger. Information regarding the persons who, under the rules of the SEC, are deemed participants in the solicitation of the stockholders of LoopNet in connection with the Merger is set forth in the proxy statement/prospectus included in the registration statement on Form S-4 of CoStar filed with the SEC on May 13, 2011 and amended on June 3, 2011. Information about CoStar’s executive officers and directors is available in CoStar’s definitive proxy statement filed with the SEC on April 27, 2011. Information about LoopNet’s executive officers and directors is also available in LoopNet’s definitive proxy statement filed with the SEC on April 4, 2011. Free copies of these documents are available from the CoStar and LoopNet websites using the link information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: July 1, 2011	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer